Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kimco Realty Corp. 401(k) Plan

New Hyde Park, NY

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A (33-60050), Form S-3ASR (333-158762), and Form S-8 (Nos. 333-61323, 333-85659, 333-62626, 333-135087, 333-152658, and 333-167265) of Kimco Realty Corporation and subsidiaries of our report dated June 28, 2012, relating to the financial statements and supplemental schedule of Kimco Realty Corp. 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2011.

BDO USA, LLP

Melville, New York

June 28, 2012

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